Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Announces Third Quarter 2014 Financial Results
Adjusted Operating Revenues Rise 30%; Adjusted Net Income increases 17%

Pleasanton, California, October 8, 2014 — Blackhawk Network Holdings, Inc. (NASDAQ: HAWK and HAWKB) today announced financial results for the third quarter ended September 6, 2014.
“Adjusted operating revenue growth was 30% during the third quarter, consistent with the first two fiscal quarters. Revenue growth has continued to be driven by strong sales of open loop gift cards in the U.S., the acquisitions of InteliSpend and Retailo and sales of digital media products in Japan," CEO Bill Tauscher commented. Worldwide load value grew 46%, or 34% excluding acquisitions, and international accounted for 23% of total load value during the third quarter.
CFO Jerry Ulrich added, “Load value growth outpaced adjusted operating revenue growth because of several fast growing programs where the average revenue to load value ratio is lower. While these programs, coupled with changes in product mix, are causing the overall revenue to load value ratio to decline, we’re very pleased with the Company’s revenue growth rate of 30%. During the quarter we also completed two contract amendments with our open loop gift issuing banks in Australia and Canada that favorably impacted year-to-date pre-tax income by $2.1 million. We had originally expected to complete these amendments during the fourth quarter of 2014.”

GAAP financial results for the third quarter of 2014 compared to the third quarter of 2013

•
Operating revenues totaled $269.0 million, an increase of 31% from $206.0 million for the quarter ended September 7, 2013. This increase was due to a 28% increase in commissions and fees driven primarily by higher closed loop gift card sales, a 73% increase in program, interchange, marketing and other fees due to strong open loop gift card sales in the U.S., issuing bank contract amendments and the acquisition of InteliSpend, and a 4% increase in product sales. Cardpool revenues grew 34% during the quarter.

•
Net income totaled $0.6 million compared to net income of $2.4 million for the quarter ended September 7, 2013. The decline was driven primarily by intangibles asset amortization expense and interest expense related to the InteliSpend and Retailo acquisitions.

•	Earnings per diluted share was $0.01 compared to earnings per diluted share of $0.04 for the quarter ended September 7, 2013. Diluted shares outstanding increased 2% to 54.3 million.

Non-GAAP financial results for the third quarter of 2014 compared to the third quarter of 2013 (see Table 2 for Reconciliation of Non-GAAP Measures)

•	Adjusted operating revenues totaled $130.4 million, an increase of 30% from $100.6 million for the quarter ended September 7, 2013.

•	Adjusted EBITDA totaled $14.7 million, an increase of 28% from $11.5 million for the quarter ended September 7, 2013.

•
Adjusted net income totaled $4.7 million, an increase of 17% from $4.0 million for the quarter ended September 7, 2013 which was less than the Adjusted EBITDA growth rate primarily due to higher interest expense related to debt incurred for acquisitions.

•	Adjusted diluted EPS was $0.09, an increase of 13% from $0.08 for the quarter ended September 7, 2013.

Conference Call

The Company will provide additional details on Q3 2014 performance and its outlook for Q4 2014 during a conference call scheduled for Wednesday, October 8, 2014 at 6:00 a.m. PDT / 9:00 a.m. EDT. Joining the call will be Blackhawk’s CEO, William Tauscher; President, Talbott Roche; and Chief Financial & Administrative Officer, Jerry Ulrich. Participants may listen to a real time audio webcast of the call by visiting the Company’s investor relations website located at ir.blackhawknetwork.com. Following the call, an archived webcast will be available on the Company’s investor relations website, or the replay can be accessed by dialing (888) 286-8010 and entering the participant passcode 53600356. The replay will be available until Wednesday, October 15, 2014.

About Blackhawk Network

Blackhawk Network Holdings, Inc. is a prepaid payment network which supports the physical and digital distribution of a variety of prepaid products. Blackhawk Network utilizes proprietary technology to provide consumers a wide selection of gift cards, prepaid telecom handsets, airtime cards and general purpose reloadable cards across a global network totaling over 180,000 stores. Through Blackhawk’s digital platform, the Company supports prepaid products and offers across a growing network of digital distribution partners including leading etailers, financial service providers, social apps, mobile wallets and other integrated physical-to-digital channels. Founded in 2001, Blackhawk Network is headquartered in Pleasanton, California, and offers products and services in the United States and 21 other countries. For more information, please visit www.blackhawknetwork.com and www.giftcardmall.com.

Use of Non-GAAP Financial Measures

Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Reconciliations of non-GAAP financial measures to Blackhawk’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income, expense, or cash flows that affect Blackhawk’s financial performance under GAAP. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. In addition, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Blackhawk encourages investors and others to review Blackhawk’s financial information in its entirety and not rely on any single financial measure.

Forward Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as "guidance," "believes," "expects," "anticipates," "estimates," "plans," "continuing," "ongoing," and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to grow adjusted operating revenues and adjusted net income as anticipated, our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners' businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations, risks related to our ongoing relationship with Safeway and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our recent Annual Report on Form 10-K. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share amounts) (Unaudited)

	12 Weeks Ended		36 Weeks Ended
	September 6, 2014	September 7, 2013	September 6, 2014	September 7, 2013
OPERATING REVENUES:
Commissions and fees	$201,888	$158,270	$596,324	$479,564
Program, interchange, marketing and other fees	43,895	25,352	119,981	78,617
Product sales	23,244	22,374	69,781	58,727
Total operating revenues	269,027	205,996	786,086	616,908
OPERATING EXPENSES:
Distribution partner commissions	137,506	105,361	400,123	319,496
Processing and services	46,715	34,927	133,654	101,321
Sales and marketing	41,704	30,486	126,274	98,743
Costs of products sold	21,946	21,423	66,745	55,782
General and administrative	16,163	10,320	41,700	33,115
Business acquisition expense (benefit) and amortization of acquisition intangibles	3,330	(255)	11,199	(962)
Total operating expenses	267,364	202,262	779,695	607,495
OPERATING INCOME	1,663	3,734	6,391	9,413
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	182	59	126	432
Interest expense	(1,080)	—	(2,081)	—
INCOME BEFORE INCOME TAX EXPENSE	765	3,793	4,436	9,845
INCOME TAX EXPENSE	352	1,544	1,844	5,332
NET INCOME BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	413	2,249	2,592	4,513
Add: Net loss attributable to non-controlling interests (net of tax)	142	106	238	319
NET INCOME ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$555	$2,355	$2,830	$4,832
EARNINGS PER SHARE:
Basic – Class A and Class B	$0.01	$0.05	$0.05	$0.09
Diluted – Class A and Class B	$0.01	$0.04	$0.05	$0.09
Weighted average shares outstanding—basic	52,609	51,615	52,450	50,811
Weighted average shares outstanding—diluted	54,304	53,074	54,035	51,982

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	September 6, 2014	December 28, 2013	September 7, 2013
ASSETS
Current assets:
Cash and cash equivalents	$219,851	$550,380	$103,453
Restricted cash	5,000	—	—
Overnight cash advances to Safeway	—	—	9,000
Settlement receivables, net	272,912	813,448	167,945
Accounts receivable, net	125,976	126,369	91,634
Deferred income taxes	20,145	20,145	10,499
Prepaid expenses and other current assets	71,802	67,474	57,674
Total current assets	715,686	1,577,816	440,205
Property, equipment and technology, net	95,368	79,663	71,384
Intangible assets, net	85,083	98,689	22,198
Goodwill	172,866	133,521	42,729
Deferred income taxes	727	727	983
Other assets	86,590	90,678	70,473
TOTAL ASSETS	$1,156,320	$1,981,094	$647,972
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$472,629	$1,484,047	$351,938
Consumer and customer deposits	65,607	54,915	8,670
Accounts payable and accrued operating expenses	89,633	99,499	59,448
Current portion of note payable	8,708	—	—
Note payable to Safeway	8,473	—	—
Other current liabilities	49,695	81,270	41,817
Total current liabilities	694,745	1,719,731	461,873
Deferred income taxes	23,312	24,488	9,959
Note payable	165,446	—	—
Other liabilities	29,115	8,711	15,986
Total liabilities	912,618	1,752,930	487,818
Stockholders’ equity:
Class A common stock	13	12	11
Class B common stock	41	41	41
Additional paid-in capital	125,267	107,139	95,225
Treasury stock	(508)	(126)	(50)
Accumulated other comprehensive loss	(7,556)	(2,873)	(2,930)
Retained earnings	119,730	116,975	67,713
Total Blackhawk Network Holdings, Inc. equity	236,987	221,168	160,010
Non-controlling interests	6,715	6,996	144
Total stockholders’ equity	243,702	228,164	160,154
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,156,320	$1,981,094	$647,972

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	36 Weeks Ended
	September 6, 2014	September 7, 2013
OPERATING ACTIVITIES:
Net income before allocation to non-controlling interests	$2,592	$4,513
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	32,153	16,963
Program development cost amortization	17,779	13,259
Provision for doubtful accounts and sales adjustments	2,678	2,764
Employee stock-based compensation expense	9,769	5,279
Distribution partner mark-to-market expense	(88)	6,961
Change in fair value of contingent consideration	—	(1,255)
Reversal of reserve for patent litigation	(3,852)	—
Excess tax benefit from stock-based awards	(1,364)	(588)
Other	1,174	80
Changes in operating assets and liabilities:
Settlement receivables	535,183	338,568
Settlement payables	(1,006,128)	(877,287)
Accounts receivable, current and long-term	8,721	15,132
Prepaid expenses and other current assets	1,450	(4,624)
Other assets	(21,466)	(19,894)
Consumer and customer deposits	6,542	(294)
Accounts payable and accrued operating expenses	(13,345)	(4,767)
Other current and long-term liabilities	(12,733)	(16,803)
Income taxes, net	(22,474)	(15,596)
Net cash used in operating activities	(463,409)	(537,589)
INVESTING ACTIVITIES:
Change in overnight cash advances to Safeway	—	486,000
Expenditures for property, equipment and technology	(25,960)	(21,349)
Business acquisitions, net of cash received	(16,710)	—
Payment for working capital adjustment for business acquisitions, net	(1,366)	—
Cash received for assumption of liabilities from prior business acquisition	3,917	—
Change in restricted cash	(5,000)	8,968
Other	—	(250)
Net cash provided by (used in) investing activities	(45,119)	473,369

Continued on next page

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	36 Weeks Ended
	September 6, 2014	September 7, 2013
FINANCING ACTIVITIES:
Proceeds from issuance of note payable	175,000	—
Payments of costs for issuance of note payable	(2,451)	—
Proceeds from note payable to Safeway	8,473	—
Repayment of debt assumed in business acquisition	(7,474)	—
Payments for acquisition liability	—	(2,281)
Payments for initial public offering costs	—	(4,694)
Reimbursements for initial public offering costs	—	5,540
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	5,895	359
Excess tax benefit from stock-based awards	1,364	588
Other	(778)	(872)
Net cash provided by (used in) financing activities	180,029	(1,360)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(2,030)	(3,632)
DECREASE IN CASH AND CASH EQUIVALENTS	(330,529)	(69,212)
CASH AND CASH EQUIVALENTS—Beginning of year	550,380	172,665
CASH AND CASH EQUIVALENTS—End of period	$219,851	$103,453

Noncash investing and financing activities:
Financing of business acquisition with stock	$1,595	$—
Financing of business acquisition with contingent consideration	$24,100	$—

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(In thousands except percentages, average transaction value and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	12 Weeks Ended		36 Weeks Ended
	September 6, 2014	September 7, 2013	September 6, 2014	September 7, 2013
Load value	$2,514,561	$1,727,753	$7,321,923	$5,256,978
Commissions and fees as a % of load value	8.0%	9.2%	8.1%	9.1%
Distribution partner commissions paid as a % of commissions and fees	68.1%	66.6%	67.1%	66.6%
Number of load transactions	52,380	40,929	154,556	124,375
Average load transaction value	$48.01	$42.21	$47.37	$42.27

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	12 Weeks Ended		36 Weeks Ended
	September 6, 2014	September 7, 2013	September 6, 2014	September 7, 2013
Adjusted operating revenues:
Total operating revenues	$269,027	$205,996	$786,086	$616,908
Issuing bank contract amendment	(1,093)	—	—	—
Distribution partner commissions	(137,506)	(105,361)	(400,123)	(319,496)
Adjusted operating revenues	$130,428	$100,635	$385,963	$297,412
Adjusted EBITDA:
Net income before allocation to non-controlling interests	$413	$2,249	$2,592	$4,513
Interest income and other income (expense), net	(182)	(59)	(126)	(432)
Interest expense	1,080	—	2,081	—
Income tax expense	352	1,544	1,844	5,332
Depreciation and amortization	10,465	6,312	32,153	16,963
EBITDA	12,128	10,046	38,544	26,376
Adjustments to EBITDA:
Employee stock-based compensation	3,679	1,817	9,769	5,279
Distribution partner mark-to-market expense	—	(34)	(88)	6,961
Issuing bank contract amendment adjustment	(1,093)	—	—	—
Change in fair value of contingent consideration	—	(352)	—	(1,255)
Adjusted EBITDA	$14,714	$11,477	$48,225	$37,361
Adjusted EBITDA margin:
Total operating revenues	$269,027	$205,996	$786,086	$616,908
Operating income	$1,663	$3,734	$6,391	$9,413
Operating margin	0.6%	1.8%	0.8%	1.5%
Adjusted operating revenues	$130,428	$100,635	$385,963	$297,412
Adjusted EBITDA	$14,714	$11,477	$48,225	$37,361
Adjusted EBITDA margin	11.3%	11.4%	12.5%	12.6%
Adjusted net income:
Income before income tax expense	$765	$3,793	$4,436	$9,845
Employee stock-based compensation	3,679	1,817	9,769	5,279
Distribution partner mark-to-market expense	—	(34)	(88)	6,961
Issuing bank contract amendment adjustment	(1,093)	—	—	—
Change in fair value of contingent consideration	—	(352)	—	(1,255)
Amortization of intangibles	4,085	1,206	14,202	2,284
Adjusted income before income tax expense	7,436	6,430	28,319	23,114
Income tax expense	352	1,544	1,844	5,332
Tax expense on adjustments	2,538	987	9,020	3,398
Adjusted income tax expense	2,890	2,531	10,864	8,730
Adjusted net income before allocation to non-controlling interests	4,546	3,899	17,455	14,384
Add: Net loss attributable to non-controlling interests (net of tax)	142	106	238	319
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$4,688	$4,005	$17,693	$14,703

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	12 Weeks Ended		36 Weeks Ended
	September 6, 2014	September 7, 2013	September 6, 2014	September 7, 2013
Adjusted EPS:
Net income attributable to Blackhawk Network Holdings, Inc.	$555	$2,355	$2,830	$4,832
Income allocated to participating securities	(1)	(14)	(47)	(151)
Net income available for common shareholders	$554	$2,341	$2,783	$4,681
Diluted weighted average shares outstanding	54,304	53,074	54,035	51,982
Diluted earnings per share	$0.01	$0.04	$0.05	$0.09
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$4,688	$4,005	$17,693	$14,703
Adjusted income attributable to participating securities	(7)	(24)	(74)	(312)
Adjusted net income available for common shareholders	$4,681	$3,981	$17,619	$14,391
Diluted weighted average shares outstanding	54,304	53,074	54,035	51,982
Adjusted diluted earnings per share	$0.09	$0.08	$0.33	$0.28

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW

A significant portion of gift card sales occurs in late December of each year as a result of the holiday selling season. The timing of December holiday sales, cash inflows from our distribution partners and cash outflows to our content providers results in significant but temporary increases in our Cash, cash equivalents and restricted cash, Overnight cash advances to Safeway, Settlement receivables and Settlement payables balances at the end of each fiscal year relative to normal daily balances. As a result, the year over year comparison of cash generated by operating activities and total changes in cash can vary significantly. In light of this effect on interim periods, set forth below is a calculation of “free cash flow” which we calculate as the net cash flow from operating activities adjusted to exclude the impact from changes in Settlement payables and Settlement receivables, less expenditures for property, equipment and technology. Cash from the sale of prepaid products is held for a short period of time and then remitted, less our commissions, to our content providers, and is significantly impacted by the portion of gift card sales that occur in late December. Because this cash flow is temporary and highly seasonal, it is not available for other uses, and it is therefore excluded from our calculation of free cash flow. Free cash flow provides information regarding the cash that our business generates in interim periods without the fluctuations resulting from the timing of cash inflows and outflows from gift card sales in late December, which we believe is useful to understanding our business.

	36 Weeks Ended
	September 6, 2014	September 7, 2013
Net cash flow used in operating activities, as reported	$(463,409)	$(537,589)
Decrease in settlement payables, net of settlement receivables	470,945	538,719
Net cash provided by operating activities, as adjusted	7,536	1,130
Expenditures for property, equipment and technology	(25,960)	(21,349)
Free cash flow	$(18,424)	$(20,219)